Exhibit 21

                                  Subsidiaries
The following is a list of Subsidiaries of Waban Inc. as of April 1, 1995:

                                            State of Incorporation
                                            ----------------------
HomeClub, Inc.                              Nevada
HomeClub, Inc. of Texas                     Delaware
Fullerton Corporation                       Delaware
Natick Security Corp.                       Massachusetts
Natick Corporation                          Delaware
HCI Development Corp.                       California
HomeClub First Realty Corp.                 Colorado
Natick First Realty Corp.                   Connecticut
Natick Second Realty Corp.                  Massachusetts
Natick Third Realty Corp.                   New Jersey
Natick Fourth Realty Corp.                  New Jersey
Natick Fifth Realty Corp.                   Maryland
Natick Sixth Realty Corp.                   Connecticut
Natick MA Realty Corp.                      Massachusetts
Natick NH Realty Corp.                      New Hampshire
Natick NY Realty Corp.                      New York
HCWA Realty Corp.                           Washington
HCCA Realty Corp.                           California
Natick NY 1992 Realty Corp.                 New York
Natick PA Realty Corp.                      Pennsylvania
Natick VA Realty Corp.                      Virginia
HBNM Realty Corp.                           New Mexico
Natick Portsmouth Realty Corp.              New Hampshire
HBCA 1993 Realty Corp.                      California
HBOR Realty Corp.                           Oregon
HBUT Realty Corp.                           Utah
HCWA 1993 Realty Corp.                      Washington
Natick NJ Realty Corp.                      New Jersey
Natick NJ 1993 Realty Corp.                 New Jersey
Natick NJ 1994 Realty Corp.                 New Jersey
BJ's PA Distribution Center, Inc.           Pennsylvania
BJ's MA Distribution Center, Inc.           Massachusetts
Natick CT Realty Corp.                      Connecticut
HBCO Realty Corp.                           Colorado
HBNM 1994 Realty Corp.                      New Mexico
HBCO 1994 Realty Corp.                      Colorado
Natick ME 1995 Realty Corp.                 Maine
Natick NY 1995 Realty Corp.                 New York
Natick MA 1995 Realty Corp.                 Massachusetts
Natick NH 1994 Realty Corp.                 New Hampshire
Natick PA 1995 Realty Corp.                 Pennsylvania
CWC Beverages Corp.                         Connecticut
FWC Beverages Corp.                         Florida
JWC Beverages Corp.                         New Jersey
Mormax Beverages Corp.                      Delaware
Mormax Corporation                          Massachusetts
RWC Beverages Corp.                         Rhode Island
YWC Beverages Corp.                         New York